EXHIBIT 99.2

FINANCIAL STATEMENTS OF

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

Report of Singer Lewak Greenbaum & Goldstein LLP, Independent Registered Accounting Firm of Orion Acquisition Corp. II

Balance Sheets as of September 30, 2004, and December 31, 2003

Statements of Operations for the Nine Months Ended September 30, 2004, from Inception (September 4, 2003) to December 31, 2003, and from Inception (September 4, 2003) to September 30, 2004

Statements of Stockholders’ Equity from Inception (September 4, 2003) to September 30, 2004

Statements of Cash Flows for the Nine Months Ended September 30, 2004, from Inception (September 4, 2003) to December 31, 2003, and from Inception (September 4, 2003) to September 30, 2004

Notes to Financial Statements of Medivation, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Medivation, Inc.

(a development stage company)

We have audited the accompanying balance sheet of Medivation, Inc. (a development stage company) as of December 31, 2003, and the related statements of operations, stockholders’ equity, and cash flows for the period from September 4, 2003 (inception) to December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medivation, Inc. (a development stage company) as of December 31, 2003, and the results of its operations and its cash flows for the period from September 4, 2003 (inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

January 25, 2005

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

SEPTEMBER 30, 2004

(Unaudited)

ASSETS

Current assets
Cash and cash equivalents	$478,830
Prepaid expenses and other current assets	7,560

Total current assets	486,390
Intellectual property (net of amortization)	220,410

TOTAL ASSETS	$706,800

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$570,968
Convertible notes payable	1,850,000
Escrow account payable	403,977
Interest payable	54,750
Other current liabilities	23,965

Total current liabilities	2,903,660

COMMITMENTS AND CONTINGENCIES
Stockholders’ equity
Common stock, $0.001 par value per share 5,000,000 shares authorized 2,700,000 shares issued and outstanding	2,700
Deficit accumulated during the development stage	(2,199,560)

Total stockholders’ equity	(2,196,860)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$706,800

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

DECEMBER 31, 2003

ASSETS

Current assets
Cash and cash equivalents	$601,878
Prepaid expenses and other current assets	7,710

Total current assets	609,588
Intellectual property (net of amortization)	25,568

TOTAL ASSETS	$635,156

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$22,980
Convertible notes payable	1,000,000
Interest payable	10,125
Other current liabilities	800

Total current liabilities	1,033,905

COMMITMENTS AND CONTINGENCIES
Stockholders’ equity
Common stock, $0.001 par value per share 5,000,000 shares authorized 2,700,000 shares issued and outstanding	2,700
Deficit accumulated during the development stage	(401,449)

Total stockholders’ equity	(398,749)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$635,156

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2004 (Unaudited)

INCEPTION (SEPTEMBER 4, 2003) TO DECEMBER 31, 2003

INCEPTION (SEPTEMBER 4, 2003) TO SEPTEMBER 30, 2004 (Unaudited)

	Nine Months Ended September 30, 2004 (Unaudited)	Inception (Sept. 4, 2003) to December 31, 2003	Inception (Sept. 4, 2003) to September 30, 2004 (Unaudited)
Operating expenses:
General and administrative	$587,391	$174,815	$762,206
Research and development	1,162,571	217,322	1,379,893

Total operating expenses	1,749,962	392,137	2,142,099

Loss from operations	(1,749,962)	(392,137)	(2,142,099)

Interest expense (net)	47,349	8,512	55,861

Loss before provision for income taxes:	(1,797,311)	(400,649)	(2,197,960)

Provision for income taxes:	800	800	1,600

Net loss:	$(1,798,111)	$(401,449)	$(2,199,560)

Basic and diluted loss per share:	$(0.67)	$(0.22)	$(0.91)

Weighted average common shares outstanding:	2,700,000	1,800,000	2,428,389

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY

INCEPTION (SEPTEMBER 4, 2003) TO SEPTEMBER 30, 2004

	COMMON STOCK		ACCUMULATED (DEFICIT)	TOTAL STOCKHOLDERS’ EQUITY
	SHARES	AMOUNT
Balances at inception (September 4, 2003)	—	$—	$—	$—
Common stock issued for:
Cash	1,800,000	1,800		1,800
Intellectual property	900,000	900		900
Net loss			(401,449)	(401,449)

Balances as of December 31, 2003	2,700,000	2,700	(401,449)	(398,749)
Net loss (unaudited)			(1,798,111)	(1,798,111)

Balances as of September 30, 2004 (unaudited)	2,700,000	$2,700	$(2,199,560)	$(2,196,860)

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2004 (Unaudited)

INCEPTION (SEPTEMBER 4, 2003) TO DECEMBER 31, 2003

INCEPTION (SEPTEMBER 4, 2003) TO SEPTEMBER 30, 2004 (Unaudited)

	Nine months ended Sep 30, 2004 (Unaudited)	Inception (Sep. 4, 2003) to Dec. 31, 2003	Inception (Sep. 4, 2003) to Sep 30, 2004 (Unaudited)
Cash flows from operating activities:
Net loss	$(1,798,111)	$(401,449)	$(2,199,560)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	5,158	332	5,490
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	150	(7,710)	(7,560)
Accounts payable	547,188	23,780	570,968
Interest payable	44,625	10,125	54,750
Other current liabilities	23,965	—	23,965

Net cash provided by (used in) operating activities:	(1,177,025)	(374,922)	(1,551,947)

Cash flows from investing activities:
Purchase of intellectual property	(200,000)	(25,000)	(225,000)

Net cash provided by (used in) investing activities:	(200,000)	(25,000)	(225,000)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	850,000	1,000,000	1,850,000
Escrow account for stock purchase	403,977	—	403,977
Proceeds from sale of common stock for cash	—	1,800	1,800

Net cash provided by (used in) financing activities:	1,253,977	1,001,800	2,255,777

Net increase in cash	(123,048)	601,878	478,830
Cash at beginning of period	601,878	—	—

Cash at end of period	$478,830	$601,878	$478,830

Supplemental schedule of non-cash investing and financing activities:
Shares issued to purchase intellectual property	$—	$900	$900

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

December 31, 2003

1. DESCRIPTION OF BUSINESS

Medivation, Inc. (Medivation or the Company) is a life sciences company based in San Francisco, California. The Company’s corporate strategy is to identify and acquire development stage medical technologies—including both pharmaceuticals and medical devices—that have promising scientific, clinical and commercial prospects and strong intellectual property positions, and to develop those technologies through a largely outsourced model to achieve valuation-enhancing milestone events. The Company currently has acquired and is developing two technologies, both of which are small molecule drugs targeted at Alzheimer’s disease. The Company’s lead drug candidate—Dimebon—is scheduled to enter a randomized, double-blind, placebo-controlled Phase II efficacy study in Alzheimer’s disease patients in Russia in the second or third quarter of 2005. The Company’s second drug candidate—NT0904—is in the preclinical research phase. The Company also is evaluating other medical technologies for potential acquisition.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Development Stage Company

For the period from inception (September 4, 2003) to date, the Company has been a development stage enterprise, and accordingly, the Company’s operations have been directed primarily toward developing its

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2003

proprietary technologies. The Company has experienced net losses since its inception and had accumulated deficits of $2,199,560 (unaudited) and $401,449 as of September 30, 2004 and December 31, 2003, respectively. Such losses and accumulated deficit resulted from the Company’s absence of revenue and significant costs incurred in the development of the Company’s proprietary technologies. The Company expects to incur substantial losses as it continues its research and development activities, particularly the conduct of clinical trials.

Although the Company was incorporated on September 4, 2003, it did not have any financial transactions until October 10, 2003. For this reason, comparative financial data for the period from inception (September 4, 2003) to September 30, 2003 is not presented in this Report.

(b) Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions principally relate to services performed by third parties but not yet invoiced. Actual results could differ from those estimates.

(c) Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consisted of $478,830 and $601,878 as of September 30, 2004 and December 31, 2003, respectively, all of which were held in cash and money market securities. The Company deposits cash and cash equivalents with high credit quality financial institutions and is insured to the maximum limitations.

(d) Property and Equipment

Property and equipment purchases incurred to date have been minor and have thus been expensed through September 30, 2004. Property and equipment purchases are recorded at cost. Repairs and maintenance costs are expensed in the period incurred. Items of property and equipment with costs greater than $5,000 will be capitalized and depreciated or amortized on a straight-line basis over the estimated useful lives of the assets as follows:

Description	Estimated Useful Life
Office equipment; furniture and fixtures	2-5 years
Leasehold improvements	Lesser of estimated useful life or life of lease

(e) Intellectual Property

Intellectual property acquired from third parties is recorded at historical acquisition cost, and at September 30, 2004 and December 31, 2003 consisted of issued patents and pending patent applications. Any milestone payments that become due to third parties from whom the Company has acquired patent rights will be added to intellectual

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2003

property acquisition cost and capitalized. Intellectual property consisting of issued patents is amortized over the period beginning on the acquisition date and ending on the expiration date of the patent. Intellectual property consisting of patent applications is amortized over the period beginning on the acquisition date and ending on the expiration date of any patent that may issue on that application. Legal and other costs of prosecuting and maintaining patent rights are expensed as incurred.

(f) Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

(g) Research and Development

Research and development costs are charged to expense when incurred.

(h) Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents and trade payables. The fair values of cash and cash equivalents and trade payables approximated their financial statement carrying amounts at both September 30, 2004, and December 31, 2003.

(i) Stock Based Compensation

The Company accounts for its stock-based compensation arrangements for employees, contractors and directors using the intrinsic value method pursuant to Accounting Principles Board Opinion (APB) No. 25, “Accounting for Stock Issued to Employees,” as clarified by Financial Accounting Standards Board (FASB) Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation.” As such, compensation expense is recorded when, on the date of grant, the fair value of the underlying common stock exceeds the exercise price for stock options or the purchase price for issuances or sales of common stock. Statement of Financial Accounting Standard (SFAS) No. 123 “Accounting for Stock-Based Compensation,” established a fair value based method of accounting for stock-based compensation plans. The Company has adopted the disclosure only alternative under SFAS 123 which requires disclosure of the pro-forma effects of using the fair value method of accounting for stock-based compensation arrangements on earnings and earnings per share as if SFAS 123 had been adopted. The Company records compensation expense for the fair value of options granted to non-employees.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-based Compensation—Transition and Disclosure, an Amendment of FASB Statement No. 123.” SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial reports about the method of accounting for stock-based compensation and the effect of the method used on reported results. As of December 31, 2003 and September 30, 2004, the Company had not issued stock options to employees.

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2003

(j) Impairment or Disposal of Long-lived Assets

The Company evaluates its long-lived assets, primarily its intellectual property, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

(k) Loss per Common Share

The Company calculates loss per share in accordance with SFAS No. 128, “Earnings per Share.” Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At September 30, 2004 and December 31, 2003, 114,173 (unaudited) and 0 stock options were excluded from the calculation of loss per common share since their effect would be antidilutive.

(l) Recently Issued Accounting Pronouncements

SFAS No. 151

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs.” SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB No. 43, Chapter 4, “Inventory Pricing.” Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges.... ” This Statement requires that those items be recognized as current-period charges regardless of whether they meet

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2003

the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS No. 151 to have any impact on the Company’s financial statements.

SFAS No. 152

In December 2004, the FASB issued SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions.” The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, “Accounting for Real Estate Time-Sharing Transactions.” SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS No. 66, “Accounting for Sales of Real Estate,” for real estate time-sharing transactions. SFAS No. 152 amends Statement No. 66 to reference the guidance provided in SOP 04-2. SFAS No. 152 also amends SFAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects”, to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS No. 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. This statement is not applicable to the Company.

SFAS No. 153

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets,” an amendment to Opinion No. 29, “Accounting for Nonmonetary Transactions.” Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have any impact on the Company’s financial statements.

SFAS No. 123(R)

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment.” SFAS 123(R) amends SFAS No. 123, “Accounting for Stock-Based Compensation,” and APB Opinion 25, “Accounting for Stock Issued to Employees.” SFAS No. 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS No. 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity’s shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity’s shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company’s financial statements.

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2003

3. INTELLECTUAL PROPERTY

At December 31, 2003, intellectual property consisted of a patent family covering the use of Dimebon and certain related compounds to treat neurodegenerative diseases. At September 30, 2004, intellectual property consisted of the above patent family plus two additional patent families – one covering the use of Dimebon and certain related compounds for anti-aging purposes, and one covering the NT0904 family of compounds and uses thereof. Cash purchases of patent rights totaled $200,000 in the nine months ended September 30, 2004 and $25,000 in the period from inception (September 4, 2003) to December 31, 2003. This intellectual property is being amortized over periods ranging from 156 months to 248 months. Amortization expense on the Company’s intellectual property was $5,158 (unaudited) in the nine months ended September 30, 2004 and $332 in the period from inception (September 4, 2003) to December 31, 2003.

4. CONVERTIBLE NOTES WITH WARRANTS

Between October 10, 2003 and September 1, 2004, Medivation issued convertible promissory notes, with associated warrant coverage, in a series of transactions with two investors. The notes bore interest at a rate of 4.5% per year, were convertible into the class of equity securities issued by Medivation at its next equity financing at the same price per share as paid by investors in that equity financing, and matured on October 10, 2004. The associated warrants were exercisable to purchase shares of the class of equity securities issued by Medivation in its next equity financing at the same price per share as paid by investors in that equity financing. Using the Black-Scholes option pricing model and the following assumptions as of the dates these warrants were issued—stock price of $0.001; historical volatility of 90%; risk free rate of approximately 4.5%; dividend yield of 0%; and warrant life of 10 years—the warrants were assigned no value. Accordingly, 100% of the proceeds received by Medivation in these financing transactions were allocated to the convertible notes. The following table summarizes these convertible note transactions.

Date	Principal Balance of Note
October 10, 2003	$1,000,000
April 1, 2004	250,000
June 8, 2004	200,000
August 1, 2004	200,000
September 1, 2004	200,000

The outstanding principal balance of these convertible notes was $1,850,000 (unaudited) and $1,000,000, respectively, as of September 30, 2004 and December 31, 2003.

5. ESCROW ACCOUNT PAYABLE

As of September 30, 2004 and December 31, 2003, Medivation held $403,977 (unaudited) and $0, respectively, in an interest-bearing escrow account at a high credit quality financial institution. At September 30, 2004, this amount consisted of $400,000 (unaudited) deposited in escrow by a potential investor in Medivation to be applied to the purchase of equity securities in Medivation’s next equity financing, plus $3,977 (unaudited) in accrued interest on that amount. These funds remain the property of the potential investor, and Medivation is obligated to return them to the potential investor upon demand at any time prior to the closing of its next equity financing.

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2003

6. STOCKHOLDER’S EQUITY

(a) Common Stock

In October 2003, Medivation sold 1,800,000 shares of its Common Stock, $0.001 par value per share, for an aggregate of $1,800 in cash, and 900,000 shares of its Common Stock in return for intellectual property.

(b) Equity Incentive Plan

On March 14, 2004, the Board of Directors and stockholders of Medivation approved the Medivation Equity Incentive Plan (the Equity Incentive Plan), and reserved an aggregate of 450,000 shares of Common Stock for issuance upon the exercise of awards granted under the Equity Incentive Plan.

The Equity Incentive Plan provides for the issuance of options and other equity-based awards, including restricted stock and stock appreciation rights. Options granted under the Equity Incentive Plan may be nonqualified or qualified incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended. The Equity Incentive Plan is administered by our board of directors, or a committee appointed by the Board, which determines recipients and types of options to be granted, including the vesting schedule, the number of shares subject to the options and the exercisability of the options. The term of the stock options granted under the Equity Incentive Plan may not exceed ten years. The exercise price for all options is determined by our board of directors, or by a committee appointed by the board, at the time of grant. The options may, but need not, contain provisions for early exercise and the right of first refusal. No incentive stock option may be granted to any person who, at the time of the grant, owns, or is deemed to own, stock constituting more than 10% of our total combined voting power, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant.

Options granted under the Equity Incentive Plan vest at the rate specified in each optionee’s option agreement. Unless determined otherwise by the administrator of the Equity Incentive Plan, no stock option may be transferred by the optionee other than by will or the laws of descent or distribution and may be exercised during the lifetime of the optionee only by the optionee. An optionee whose relationship with us or any affiliate ceases for any reason, other than by death or permanent or total disability, may exercise options within the period of time as is specified in the optionee’s option agreement, which typically is at least thirty days. If no period of time is specified in the optionee’s option agreement, then the option is exercisable for a period of three months. When an optionee’s relationship with us or any affiliate ceases due to death or permanent or total disability, options may be exercised within the period of time as is specified in the optionee’s option agreement, which typically is at least six months. If no period of time is specified in the optionee’s option agreement, then the option is exercisable for a period of twelve months.

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2003

Upon our change in control, all outstanding options under the Equity Incentive Plan will be accelerated and become immediately exercisable. A change of control is defined in the Equity Incentive Plan to include, subject to certain exceptions (i) the acquisition, directly or indirectly, by any “person” or “group” (as defined in the Securities Exchange Act of 1934, as amended, and the rules thereunder) of “beneficial ownership” (as defined in the Securities Exchange Act of 1934, as amended, and the rules thereunder) of our voting securities that represent 50% or more of our combined outstanding voting power; (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute our board of directors together with any new director(s), cease for any reason to constitute a majority thereof; (iii) the consummation, whether directly or indirectly and subject to certain exceptions, of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of our assets or (z) our acquisition of assets or stock of another entity and (iv) our liquidation or dissolution.

A summary of the status of the Equity Incentive Plan as of September 30, 2004 and for the nine month period then ended is presented below. All option grants made through September 30, 2004 occurred during the nine month period then ended. Using the Black-Scholes option pricing model and the following assumptions – stock price of $0.001; historical volatility of 90%; risk free rate of return of approximately 4.5%; dividend yield of 0%; and option life of 9.8 years – the options were assigned no value.

Fixed Options	Shares	Weighted-Average Exercise Price
Outstanding at December 31, 2003	0	—
Granted (unaudited)	114,173	$0.05
Exercised (unaudited)	0	—
Forfeited (unaudited)	0	—
Outstanding at September 30, 2004 (unaudited)	114,173	$0.05
Exercisable at September 30, 2004 (unaudited)	114,173	$0.05

The following table summarizes information about fixed stock options outstanding at September 30, 2004:

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding at 9/30/04	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number Exercisable at 9/30/04	Weighted-Average Exercise Price
$0.05	114,173	9.8 years	$0.05	114,173	$0.05

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2003

All of the 114,173 (unaudited) options outstanding under the Equity Incentive Plan as of September 30, 2004 were issued by Medivation to its consultants. As of September 30, 2004, all 114,173 (unaudited) options were exercisable, but the shares of Common Stock issuable upon exercise of those options remained subject to repurchase at the option exercise price if the optionee’s term of service for Medivation ends. At September 30, 2004, 335,827 (unaudited) options were available for future grants under the Equity Incentive Plan.

7. COMMITMENTS AND CONTINGENCIES

The Company leases office facilities under a non-cancelable operating lease that expires in October 2005. Total rent expense under this operating lease for the nine months ended September 30, 2004 and for the period from inception (September 4, 2003) through December 31, 2003 was $44,820 (unaudited) and $10,420, respectively. Future lease obligations under this non-cancelable operating lease as of December 31, 2003 are $113,868.

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2003

The Company’s intellectual property at December 31, 2003 and September 30, 2004 consisted of three patent families purchased by the Company from third parties (Note 3). The purchase agreements require the Company to make certain milestone payments upon the occurrence of stated events, and to pay royalties on the sale of any products covered by such purchased patent rights.

8. INCOME TAXES

The tax effects of temporary differences which give rise to the deferred tax provision at December 31, 2003 consisted of the following:

Deferred tax assets
Net operating loss carryforward	$136,367
State tax-deferred	(12,031)
Less valuation allowance	(124,336)

Net deferred tax assets	$—

The following table presents the current and deferred income tax provision for (benefit from) federal and state income taxes for the period from inception (September 4, 2003) to December 31, 2003:

Inception (Sept. 4, 2003) to Dec. 31, 2003
Current
Federal	$—
State	800

800

Deferred
Federal	—
State	—

$800

The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the period from inception (September 4, 2003) to December 31, 2003 as follows:

Inception (Sept. 4, 2003) to Dec. 31, 2003
Statutory regular federal income benefit rate	(34.0)%
State taxes	(5.7)%
Change in valuation allowance	39.8%
Other	(0.1)%

Total	0.0%

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2003

The valuation allowance increased by $124,336 for the period from inception (September 4, 2003) to December 31, 2003. The deferred income tax benefit of the loss carryforward is the only significant deferred income tax asset or liability of the Company and has been offset by a valuation allowance since management does not believe the recoverability of this deferred tax asset during the next fiscal year is more likely than not. Accordingly, a deferred income tax benefit for the year ended December 31, 2003 has not been recognized in these financial statements.

As December 31, 2003, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $401,080 and $400,280, respectively. The net operating loss carryforwards begin expiring in 2022 and 2012, respectively.

9. SUBSEQUENT EVENTS

(a) The Merger

On December 17, 2004, Medivation Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Orion Acquisition Corp II (Orion), merged with and into Medivation pursuant to an Agreement and Plan of Merger, dated as of December 17, 2004. Pursuant to the merger (the Merger), Medivation became a wholly owned subsidiary of Orion, the issued and outstanding shares of common stock of Medivation were converted into an aggregate of 331,925 shares of the Series B Preferred Stock of Orion, which is convertible into an aggregate of 6,638,490 shares of the Orion’s Common Stock, and Orion’s pre-Merger cash balances of approximately $1,929,000 became available to fund the ongoing operations of the combined Company. Following the Merger, the business conducted by the Company is the business conducted by Medivation prior to the Merger.

(b) Summary Pro Forma Financial Information

The following tables set forth (1) selected balance sheet data of Orion and Medivation at September 30, 2004, (2) selected income statement data of Orion and Medivation for the period from inception (September 4, 2003) to December 31, 2003 and for the nine months ended September 30, 2004, (3) the consolidated pro-forma information for Orion and Medivation at such date, and for such periods, assuming that the Merger was consummated on September 4, 2003, and (4) the consolidated pro-forma information at such date, and for such periods, as further adjusted to eliminate legal expenses related to a proposed merger between Orion and Citadel, Inc. and a related loan made by Orion to Citadel. These transactions occurred in the nine months ended September 30, 2004, and would not have been entered into had the Merger been completed on September 4, 2003.

Balance Sheet Data

September 30, 2004
	Medivation	Orion	Pro-forma	Adjustments	Pro-forma, as-adjusted
Cash and cash equivalents	$478,830	$873,909	$1,352,739	$1,045,001	$2,397,740
Intellectual property (net of amort.)	220,410	—	220,410	—	220,410
Citadel note receivable	—	1,000,000	1,000,000	(1,000,000)	—
Convertible notes payable	1,850,000	—	1,850,000	—	1,850,000
Accounts payable	570,968	51,829	622,797	—	622,797
Other current liabilities	482,692	2,386	485,078	—	485,078
Total stockholders’ equity	(2,196,860)	1,909,738	(287,122)	45,001	(242,121)

Income Statement Data

Inception (September 4, 2003) to December 31, 2003
	Medivation	Orion	Pro-forma	Adjustments	Pro-forma, as-adjusted
Total operating expenses	$392,137	$(28,892)	$363,245	—	$363,245
Interest expense (income)	8,512	(8,774)	(262)	—	(262)
Net income (loss)	$(401,449)	$37,666	$(363,783)	—	$(363,783)

Nine Months Ended September 30, 2004
	Medivation	Orion	Pro-forma	Adjustments	Pro-forma, as-adjusted
Total operating expenses	$1,749,962	$156,485	$1,906,447	$(106,263)	$1,800,184
Interest expense (income)	47,349	(64,857)	(17,508)	61,262	43,754
Net income (loss)	$(1,798,111)	$(183,748)	$(1,981,859)	$(45,001)	$(1,936,858)

(c) The Offering

Also on December 17, 2004, immediately following the closing of the Merger, Orion issued 7,741,935 shares of its Common Stock in a private placement to accredited investors at a price of $1.55 per share (the Offering), 6,903,399 of which were sold for cash, generating $10,700,270 in gross proceeds. The amounts held in the escrow account (Note 5) as of September 30, 2004 were applied to the purchase of shares in the Offering. The remaining 838,536 shares were issued in exchange for cancellation of outstanding convertible bridge notes of Medivation, in the aggregate amount of $1,299,731, which were assumed by Orion in the Merger (Note 4). Principal and accrued interest on these convertible notes as of December 17, 2004 was $1,922,450. A total of $1,299,731 of this amount was converted in the Offering into 838,536 shares of Common Stock at a price of $1.55 per share, and the remaining $622,720 (consisting of $595,861 in principal plus $26,859 in accrued interest) was repaid from proceeds of the Offering.

(d) Registration of Common Stock

In connection with the Merger and the Offering, Orion has agreed to use its best efforts to register with the Securities and Exchange Commission for re-offer and re-sale the 7,741,935 shares of Common Stock sold in the Offering. The Company has agreed with investors in the Offering to file the registration statement no later than January 31, 2005, and to arrange to have the registration statement declared effective no later than March 31, 2005, and must pay the investors in the Offering an aggregate of $6,000 for each day that the Company misses either or both of these deadlines. The Company met the January 31, 2005 deadline for filing the registration statement, but did not meet the March 31, 2005 for having the registration statement declared effective. As of April 30, 2005, the registration statement had not yet been declared effective.